Exhibit 10.10

SOFTWARE ACQUISITION GROUP INC. III

CLASS A COMMON STOCK

FORM OF SUBSCRIPTION AGREEMENT

Date: August 26, 2022

1. Subscription:

(a) The undersigned (the “Purchaser”) hereby agrees to purchase                shares (the “Purchased Shares”) of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock” ), of Software Acquisition Group Inc. III., a Delaware corporation (the “Company), in accordance with the terms and conditions of this Subscription Agreement (this “Subscription”), at a nominal purchase price of $                per share of Class A Common Stock, subject to the adjustments set forth in Section 1(iv) hereof. The Purchaser acknowledges and understands that this offering of the Class A Common Stock is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities “blue sky” or other similar laws of any state.

(b) Prior to the consummation of the Subscription, the Purchaser must complete, execute and deliver to the Company the following:

(i) An executed copy of this Subscription; and

(ii) The Purchaser’s payment in the amount of $                representing partial payment (the “Initial Payment Amount”) in exchange for                shares of Class A Common Stock purchased, in the form of a wire transfer sent to the Company in accordance with wire transfer instructions which the Company will provide at the request of the Purchaser. The Purchaser shall have no further obligation with respect to the payment or any consideration for the Purchase Shares except pursuant to clause (iv) below.

(c) Disposal of Purchased Shares.

(i) Upon the effectiveness of the Registration Statement (as defined below), the Purchaser may, in its sole discretion, from time to time, offer the Purchased Shares for sale, subject only to the limitation that such daily dispositions shall not exceed twenty-five percent (25%) of the daily trading volume of the Class A Common Stock (as reported by The Nasdaq Stock Market LLC (“Nasdaq”)) (the proceeds from each such sale, a “Disposition”). From and after the time the Purchaser receives aggregate Dispositions equal to Initial Payment Amount, sales of the Purchased Shares shall only be permitted at prices equal to or in excess of $7.50 per Purchased Share. Any proposed sales of the Purchased Shares at prices less than $7.50 per Purchased Share shall require the mutual consent of the Company and the Purchaser.

(ii) The Purchaser shall retain one hundred percent (100%) of the Dispositions until the sum of such Dispositions equals the Initial Payment Amount. Thereafter, as payment for the Purchased Shares, by no later than the third Business Day of each calendar month, the Purchaser shall remit to the Company an amount equal to the Dispositions that settled on or before the last Business Day of the previous calendar month, net of (a) any applicable income and other taxes and (b) the Liquidity Fee. The “Liquidity Fee” shall mean a fee equal to the three and one-half percent (3.5%) of Dispositions for such previous calendar month.

(iii) On the earlier of (i) September 2, 2026 and (ii) the date that (x) none of the Company’s 7.00% Convertible Senior Notes due 2026 are outstanding and (y) all of the Purchased Shares have been disposed of by the Purchaser in accordance with this Section 1, the Company shall pay to the Purchaser the Commitment Fee. The “Commitment Fee” shall mean a fee equal to the Initial Payment Amount minus the amount by which the Initial Payment Amount is recovered by the Purchaser through Dispositions in accordance with clause (iv) above (provided, for the avoidance of doubt, that in no circumstances shall the Commitment Fee be negative).

(d) Registration. The Purchaser shall be entitled to all registration and procedural rights set forth in Sections 2 and 3 of that certain Amended and Restated Registration Rights Agreement to be entered into on the date hereof, by and among the Company, the sponsor holders signatory thereto and the legacy Nogin holders signatory thereto (the “Registration Rights Agreement”). The Purchased Shares shall be “Registrable Securities” (as such term is defined in the Registration Rights Agreement) and shall cease to be Registrable Securities in accordance with the Registration Rights Agreement.

2. Representations by Purchaser. In consideration of the Company’s acceptance of the Subscription, Purchaser makes the following representations and warranties to the Company and to its principals, jointly and severally, which warranties and representations shall survive any acceptance of the Subscription by the Company:

(a) Purchaser acknowledges that the Class A Common Stock not been registered under the Securities Act, or qualified under any state securities laws, or any other applicable blue sky laws, in reliance, in part, on Purchaser’s representations, warranties and agreements made herein.

(b) Purchaser represents that Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

(c) Each security representing Class A Common Stock issuable pursuant to this Subscription will be endorsed with the following legend (or a substantially similar legend):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE

SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

3. Representations and Warranties by the Company. The Company represents and warrants that:

(a) The Class A Common Stock is currently quoted on Nasdaq. The Company has not, in the 12 months preceding the date hereof, received notice from Nasdaq to the effect that the Company is not in compliance with the listing or maintenance requirements of Nasdaq. To the Company’s knowledge, it is in compliance with all such listing and maintenance requirements.

(b) The Company has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Commission Documents (defined below), and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries (as defined below), considered as one enterprise (a “Material Adverse Effect”).

(c) Each subsidiary of the Company (collectively, the “Subsidiaries” and each a “Subsidiary”) has been duly incorporated, formed or organized, as applicable, and is validly existing as a corporation, limited liability company, general or limited partnership or other organization, as applicable, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, with full power and authority to own, lease and operate its properties and conduct its business as described in the Commission Documents, and has been duly qualified as a foreign corporation, limited liability company, general or limited partnership or other organization, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock, member interests, general or limited partner interest or other ownership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of a limited liability company or limited partnership, as such non-assessability may be affected by applicable law) and are owned by the Company, directly or through Subsidiaries, free and clear of any lien.

(d) The Company has all necessary power and authority to execute, deliver, and perform its obligations under this Subscription. This Subscription has been duly authorized, executed and delivered by Company and constitutes legally valid and binding obligations of Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

(e) Neither the execution and delivery by the Company of this Subscription, nor the performance by the Company of its obligations under this Subscription requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any Governmental Authority or Person, except such as have been obtained, made or given or are otherwise set forth in this Subscription.

(f) The statements in the Commission Documents under the heading “Description of Capital Stock” are true and correct in all material respects.

(g) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of any securities of the Company to facilitate the sale or resale of the Purchased Shares.

(h) The execution of this Subscription by the Company and the performance by the Company of the provisions of this Subscription and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Subscription.

(i) Marcum, LLP, who has certified certain financial statements of the Company and the Subsidiaries, is an independent public accounting firm as required by the Securities Act. The financial statements, together with related schedules and notes thereto, included in the Commission Documents, comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated therein at and as of the respective dates or for the respective periods to which they apply; and such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. All other financial information included in the Commission Documents has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Commission Documents. All disclosures contained in the Commission Documents regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G promulgated under the Exchange Act and Item 10 of Regulation S-K promulgated under the Securities Act, to the extent applicable.

(j) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Commission Documents any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (1) there has not been any change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries, (2) there has not been any material adverse change in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, that are material to the Company and the Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth in the Commission Documents.

(k) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or bylaws (or other organization documents) or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or (iii) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (iv) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (ii), (iii) and (iv), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect.

(l) Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Commission Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

(m) Other than as set forth in the Commission Documents, there is no action, suit, proceeding, inquiry or investigation before or brought by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, assets or operations or self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq) now pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Subscription or which are required to be described in the Commission Documents.

(n) Each of the Company and each of the Subsidiaries possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by each of them; each of the Company and each of the Subsidiaries is in compliance with the terms and conditions of all such Permits; all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and none of the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits.

(o) Each of the Company and each of the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except to the extent that the failure to own, possess or have other rights in such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(p) No labor dispute with the employees of any of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent, and none of the Company or any of the Subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect.

(q) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the respective businesses in which they are engaged; none of the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its or their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(r ) The Company and each of the Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) Except as set forth or contemplated in the Commission Documents, since the date of the latest audited financial statements included in the Commission Documents, (a) the Company has not been advised of (1) any material weaknesses or significant deficiencies in the design or operation of internal controls that could reasonably be expected to adversely affect the ability of the Company and each of the Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(v) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed (or extensions have been obtained with respect thereto) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(w) Except as described in the Commission Documents, neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and, to the best of the Company’s knowledge, no pending investigation which might lead to such a claim exists or has been threatened.

(x) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company would have any liability, that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, that would have or may reasonably be expected to have a Material Adverse Effect.

(y) None of the Company nor any of the Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(z) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(aa) The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(bb) The statistical and market and industry-related data included in the Commission Documents are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(cc) The Class A Common Stock is listed on Nasdaq.

(dd) The Company has no debt security or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission (defined below) for purposes of Rule 436(g)(2) under the Securities Act).

(ee) The operations of the Company and each of the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff) None of the Company nor any of the Subsidiaries nor, to the knowledge of any of the Company, any director, officer, agent, employee, affiliate or representative or other person acting on behalf of or providing services to the Company or any Subsidiary is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions.

(gg) The Company is not entering into the transactions contemplated hereby to create actual or apparent trading activity in the Class A Common Stock (or any security convertible into or exchangeable for the Class A Common Stock) or to raise or depress or otherwise manipulate the price of the Class A Common Stock (or any security convertible into or exchangeable for the Class A Common Stock) for the purpose of inducing the purchase or sale of such securities or otherwise in violation of the Exchange Act.

(hh) The Company agrees that it will not seek to control or influence Purchaser’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)), including, without limitation, Purchaser’s decision to enter into any hedging transactions.

(ii) The Company is not entering into this Subscription to facilitate a distribution of the Purchased Shares (or any security that may be converted into or exercised or exchanged for Purchased Shares, or whose value under its terms may in whole or in significant part be determined by the value of the Purchased Shares) or in connection with any future issuance of securities.

(jj) The Company is acting for its own account, and it has made its own independent decisions to enter into this Subscription and as to whether the transactions contemplated hereby are appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of Purchaser or any of its affiliates, representatives, advisors or counsel, as investment advice or as a recommendation to enter into this Subscription, it being understood that information and explanations related to the terms and conditions of this Subscription will not be considered investment advice or a recommendation to enter into this Subscription or the transactions contemplated hereby.

“Commission” shall mean U.S. Securities and Exchange Commission.

“Commission Documents” shall mean (1) the Company’s registration statement on Form S-4 (File No. 333- 262723) initially filed with the Commission on February 14, 2022, including any related prospectus or prospectuses, for the registration of the Common Stock to be issued in connection with the Merger, (2) the proxy statement/prospectus, dated July 27, 2022, including all documents incorporated or deemed incorporated therein by reference, included in the Registration Statement, as it may be supplemented, in the form in which such proxy statement/prospectus has most recently been filed with the Commission pursuant to Rule 424(b)

under the Securities Act, (3) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since July 1, 2021, including, without limitation, the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021 filed by the Company with the Commission on March 30, 2022 (the “2021 Form 10-K”), and which hereafter shall be filed with or furnished to the Commission by the Company, and (4) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

4.	Indemnification.

(a) The Company shall indemnify and hold harmless Purchaser, and each of its affiliates, directors, officers, stockholders, members, managers, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, as defined below), and each of their respective directors, officers, stockholders, members, managers, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Indemnified Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Indemnified Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Subscription, or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Indemnified Party arising out of or resulting from the execution, delivery, performance or enforcement of this Subscription; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of such Indemnified Party’s, and (y) the Company shall not be liable under subsection (a) of this Section 4 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Indemnified Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

(b) The Company shall reimburse any Indemnified Party promptly upon demand (with accompanying presentation of sufficiently detailed documentary evidence) for all legal and other costs and expenses reasonably incurred by such Indemnified Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of this Subscription or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 4; provided that the Purchaser shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Indemnified Party was not entitled to such reimbursement.

(c) An Indemnified Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in this Subscription shall not in any way be affected by any investigation or knowledge of such Indemnified Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Indemnified Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Indemnified Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

(d) To the extent that the foregoing undertakings by the Company set forth in this Section 4 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

(e) Promptly after an Indemnified Party receives notice of a claim or the commencement of an action for which the Indemnified Party intends to seek indemnification under Section 4, the Indemnified Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under this Section 4, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Indemnified Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Indemnified Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Indemnified Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Indemnified Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Indemnified Party. In such event, the Company will pay the reasonable fees and expenses of no more than one separate counsel for all such Indemnified Parties promptly as such fees and expenses are incurred. Each Indemnified Party, as a condition to receiving indemnification as provided in this Section 4, will cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company will be not liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company will not, without the prior written consent of the Indemnified Party, effect any settlement of a pending or threatened action with respect to which an Indemnified Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Indemnified Party from all liability and claims which are the subject matter of the pending or threatened action.

(f) The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

5. Adjustment in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Class A Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Class A Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the issuance of the Class A Common Stock, each reference in the Subscription to a number of shares or price per share shall be deemed to be amended to appropriately account for such event.

6. Governing Law. This Subscription shall be construed in accordance with the laws of the State of New York.

7. Counterparts. This Subscription and any signed agreement or instrument entered into in connection with this Subscription, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Subscription and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

8.	Investor Information:

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Subject to acceptance by the Company, the undersigned has completed this Subscription to evidence his/her/its subscription for the purchase of Securities of the Company, this 26th day of August, 2022.

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By:
Name:
Title:

The Company has accepted this subscription this 26th day August of 2022

SOFTWARE ACQUISITION GROUP INC. III

By:
Name:
Title: